[For Short-term Prime]

Special Overdraft Agreement

           October 31, 2007

TO: Mizuho Bank [Revenue Stamp]	108-0075 2-13-29 Konan, Minatoku, Tokyo Canon Staar, Inc. Hiroya Shibuya, Representative Director [Official Stamp]
 (Note)  Stamp if different from loan transaction stamp

I (hereafter debtor) hereby commit to the following loan clauses and the agreement other than each clause of the separately agreed bank transaction agreement regarding the overdraft transaction with Mizuho Bank, Inc. (hereafter Bank).

(Loan Summary)

1	Overdraft Limit	¥400,000,000	Place “¥” in front of the amount
2	Overdraft Rate	1.875% per year	Calculated daily based on 365 days per year
3	Designated Deposit Account Saving Acct for Payments	[Branch] Hamamatsucho	[Type] Regular	[Account #] 1437291	[Account Holder’s Name] Self
4	Expiration	April 30, 2009

[Agreement]

1.  (Overdraft Limit Amount) The overdraft Limit is set forth as in Loan Summary 1.

2.  (Transaction Method):

(1) When the debtor uses the overdraft based on this agreement, debtor shall notify the bank in advance to get the consent of the bank.

(2) When bank’s consent is obtained, the debtor receives the overdraft by submitting overdraft payment request specified by the bank.

(3) The transaction by this agreement is limited to the overdraft transactions, and withdrawal or receipt of check, note or automatic payment of public fees will not be allowed.

3.  (Expiration)

The transaction by this agreement has an expiration set forth in Loan Summary 4.  However, if no specific intention is expressed either by the debtor or the bank by the expiration date, expiration can be extended for one year and will be the same thereafter.

4.  (Interest • Damage)

(1) Interest for overdraft is stipulated by the rate set forth in Loan Summary 2, and its  calculation method and payment dates will be set by the bank.

(2) In case of default, damage at the rate of 14% per year towards the due amount will be paid.  And the calculation method for damage is set by the bank.

(3) Bank can take the direct debit for the interest calculated by the method and term agreed with other banks as well as the damage from the saving account of the debtor stipulated in the Loan Summary 3.  In this case, despite the short-term account clauses or regular saving clauses, short-term check or regular savings passbooks and payment request will not be submitted.

5.  (Payment)

(1) The payment for the overdraft will be paid on the payment date agreed with the other bank in the amount agreed with the other bank.

(2) Bank can take direct debit of the payment from the debtor’s saving account towards the overdraft principal.  In this case, despite the short-term account clauses or regular saving clauses, short-term check or regular savings passbooks and payment request will not be submitted.

6.  (Instant Payment)

(1) When any of the following events happens with the debtor, overdraft principal payment is considered due even if there is no such notification from the bank and the debtor shall immediately pay.

1. Stop payment, bankruptcy, start of civil rehabilitation, corporate reorganization, settlement or liquidation is filed

2. Transaction is suspended by a clearing house

3. Debtor or co-signer’s savings and other liabilities for other banks are temporarily attached, attached for security, or such order or notice is sent

4. Debtor’s address becomes unknown due to the reason attributable to the debtor.

(2) When any of the following events happens with the debtor, overdraft principal payment is considered due as soon as billed by the bank and the debtor shall immediately pay.

1. Even a part of the liability to the bank is delinquent

2. Collateral is attached or the auction has started.

3. There is a breach of agreement with the bank

4. When anything of this or previous clause is applicable to the cosigner

5. Significant reason arises to negatively impact the payment of debtor’s liabilities other than the items above.

(3) Per previous clauses, when the bill from the bank is delayed or does not arrive due to the reasons attributable to the debtor such as when debtor neglects to notify change of address, the payment of overdraft principal is considered due as of when it would have normally arrived.

7.  (Amount Reduction, Stop, Cancelation)

(1) When there is change in financial situation, securities, or other significant reason, the bank can always reduce the limit, stop overdraft, or can cancel the agreement despite the stipulation in 3.

(2) When the transaction per this agreement finishes or overdraft is stopped, the overdraft principal shall be immediately paid. Also, even when the limit is reduced, the debtor shall pay the overdraft, which may exceed the reduced limit.